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                               [WSGR Letterhead]



                                                                     EXHIBIT 5.1
                                                                     -----------

                               January 26, 1999


Modem Media . Poppe Tyson, Inc.
228 Saugatuck Avenue
Westport, CT 06880

     RE:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission on November 27, 1998 (Registration No. 333-68057), including all amendments thereto through the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 2,990,000 shares of your Class A Common Stock (the "Shares"), including an option granted to the underwriters to purchase up to an additional 390,000 shares to cover over-allotments. We understand that you are selling the Shares to the underwriters for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or proposed to be taken by us, as your legal counsel, prior to the issuance of the Shares, the Shares will be legally issued, fully paid and non-assessable when sold in the manner described in the Registration Statement.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation

                              /s/ Wilson Sonsini Goodrich & Rosati PC